UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2012

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	1-892	34-0252680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina		28217
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders of Goodrich Corporation (the “Company”) held on March 13, 2012, shareholders approved (i) the proposal to adopt the Agreement and Plan of Merger dated as of September 21, 2011, by and among the Company, United Technologies Corporation and Charlotte Lucas Corporation, and (ii) the proposal to approve, on a non-binding advisory basis, the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the merger.

On February 6, 2012, the record date for shareholders entitled to notice of, and to vote at, the special meeting, 125,798,934 common shares of the Company were issued and outstanding. The holders of 95,151,100 common shares of the Company were present at the special meeting, either in person or represented by proxy, constituting a quorum. Set forth below are the final voting results for each of the proposals.

Proposal 1. Adoption of the Agreement and Plan of Merger.

For	Against	Abstain
94,052,362	1,005,702	93,036

Proposal 2. Approval, on a non-binding advisory basis, of the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the merger.

For	Against	Abstain
78,237,748	13,368,960	3,544,392

Since there were sufficient votes represented at the special meeting to adopt the merger agreement, the proposal to adjourn the special meeting to permit further solicitation of proxies to adopt the merger agreement was moot and therefore not presented or voted on.

Item 8.01.	Other Events.

On March 13, 2012, the Company issued a press release announcing shareholder adoption of the Agreement and Plan of Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by the Company, dated March 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION

By:	/s/ Scott E. Kuechle
Scott E. Kuechle
Executive Vice President and Chief Financial Officer

Date: March 13, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company, dated March 13, 2012